Exhibit 10.1

                             JOINT FILING AGREEMENT

         Agreement dated as of April 15, 1999, among SGC Advisory Services, Inc. and Steven Chrust (collectively, the "Parties").

         Each of the Parties hereto represents to the other Party that it is eligible to use Schedule 13D to report its beneficial interest in shares of common stock, $.001 par value per share, of WORLDS INC. ("Schedule 13D") and it will file the Schedule 13D on behalf of itself.

         Each of the Parties agrees to be responsible for the timely filing of the Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Party to the extent it knows or has reason to believe that any information about the other Parties is inaccurate.

                                                     SGC ADVISORY SERVICES, INC.

                                                       /s/ Steven Chrust
                                                    ---------------------------
                                                    By: Steven Chrust, President


                                                       /s/ Steven Chrust
                                                    ----------------------------
                                                    Steven Chrust